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                                                                     EXHIBIT 3.5

                                State of Delaware

                        Office of the Secretary of State



                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE , DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

                  "VA ACQUISITION CORP.", A DELAWARE CORPORATION,

                  WITH AND INTO "BLESSINGS CORPORATION" UNDER THE NAME OF "HUNTSMAN EDISON FILMS CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF MAY, A.D. 1998, AT 9:30 O'CLOCK A.M.

                  A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                             /s/ Edward J. Freel
                                             Edward J. Freel, Secretary of State

                                                       AUTHENTICATION:   9088464
                                                                 DATE:   5/19/98
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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              VA ACQUISITION CORP.

                                  WITH AND INTO

                              BLESSINGS CORPORATION



                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware



                  VA Acquisition Corp., a Delaware corporation (the "Corporation"), does hereby certify to the following facts relating to the merger (the "Merger") of the Corporation with and into Blessings Corporation, a Delaware corporation ("Blessings"), with Blessings remaining as the surviving corporation (the "Surviving Corporation"):

                  FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). Blessings is incorporated pursuant to the DGCL.

                  SECOND: The Corporation owns at least 90% of the outstanding shares of each class of capital stock of Blessings.

                  THIRD: The Board of Directors of the Corporation, by the following resolutions duly adopted on May 19, 1998, determined to merge the Corporation with and into Blessings pursuant to Section 253 of the DGCL:

                  WHEREAS, the Corporation owns at least 90% of the outstanding shares of each class of capital stock of Blessings;

                  WHEREAS, the Board of Directors of the Corporation has deemed it advisable that Corporation be merged with and into Blessings pursuant to
Section 253 of the DGCL;

                  WHEREAS, in connection with the tender offer by Parent and the Corporation for all of the outstanding Shares (as defined below) of Blessings (the "Offer") and the Merger, the Corporation proposes to enter into an Exchange Agreement (the "Exchange Agreement") with ChaseMellon Shareholder Services, L.L.C. and Huntsman Packaging Corporation, a Utah corporation and the owner of 100% of the capital stock of the Corporation (the "Parent");

                  NOW, THEREFORE, BE IT

                  RESOLVED, that the Corporation be merged with and into Blessings and that from and after the date and time of filing the Certificate of Ownership and Merger in connection
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with the Merger with the Secretary of State of the State of Delaware (the
"Effective Time"), the Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises, and be subject to all of the restrictions, disabilities and duties of each of the Corporation and Blessings; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interests, of or belonging to or due to each of the Corporation and Blessings shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Corporation or Blessings shall not revert or be in any way impaired by reason of the Merger; and be it further

                  RESOLVED, that at the Effective Time, each share of common stock, par value $.71 per share, of Blessings issued and outstanding immediately prior to the Effective Time (individually a "Share" and, collectively, the "Shares") (other than (i) Shares held by Blessings or any wholly-owned direct or indirect subsidiaries of Blessings, (ii) Shares held by Parent, the Corporation or any other wholly-owned direct or indirect subsidiary of Parent and (iii) Dissenting Shares (as defined below), shall, by virtue of the Merger and without any further action on the part of Parent, the Corporation, Blessings or the holder thereof, be converted into and shall become the right to receive a cash payment per Share, without interest, equal to $21.00 (individually the "Per Share Amount", and collectively the "Merger Consideration") upon the surrender of the certificate representing such Share; and be it further

                  RESOLVED, that at the Effective Time, each issued and outstanding share of the common stock, par value $.01 per share, of the Corporation shall, by virtue of the Merger and without any further action on the part of Parent, the Corporation or Blessings or any holder thereof, be converted into one (1) validly issued, fully-paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and be it further

                  RESOLVED, that at the Effective Time, each Share held by Blessings (as treasury stock or otherwise) or held by Parent, the Corporation or any wholly-owned direct or indirect subsidiary of Parent, the Corporation or Blessings immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of Parent, the Corporation, Blessings or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto; and be it further

                  RESOLVED, that Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal (collectively, "Dissenting Shares"). If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration payable in respect of such Shares; and be it further

                  RESOLVED, that ChaseMellon Shareholder Services shall act as the exchange agent (in such capacity, the "Exchange Agent") for the benefit of the holders of Shares, for the exchange of a certificate or certificates which, immediately prior to the Effective Time,


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represented Shares (the "Certificates") that were converted into the right to receive the Per Share Amount; and be it further

                  RESOLVED, that the officers of the Corporation are and each of them hereby is, authorized to prepare, execute and deliver the Exchange Agreement between Corporation and the Exchange Agent for the benefit of the holders of Shares, pursuant to the terms and conditions set forth in the Exchange Agreement; and be it further

                  RESOLVED, that (i) the Certificate of Incorporation of the Surviving Corporation shall be substantially in form presented to the Board of Directors and attached hereto as Exhibit A and (ii) the By-laws of the Corporation in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein and under the DGCL; and be it further

                  RESOLVED, that each of the officers of the Corporation be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the offices of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and be it further

                  RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and empowered to do and perform, or cause to be done and performed, all such acts and things and to sign and deliver or cause to be signed and delivered, all such documents, certificates and other instruments, and to take all such other actions as are necessary and appropriate in order to carry out the intent of the foregoing resolutions; and be it further

                  RESOLVED, that the Board of Directors of the Corporation in office immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation; and be it further

                  RESOLVED, that the name of the Surviving Corporation shall be "Huntsman Edison Films Corporation".

                  FOURTH: The sole stockholder of the Corporation duly approved the Merger in the resolutions adopted by its Board of Directors on May 19, 1998 pursuant to and in accordance with Sections 228 and 253(a) of the DGCL.

                            [signature page follows]


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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Ownership and Merger to be executed by its duly authorized officer this 19th day of May, 1998.


                                             VA ACQUISITION CORP.

                                             By:      /s/ Ronald G. Moffitt
                                             Name:    Ronald G. Moffitt
                                             Title:   Sr. Vice President
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                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HUNTSMAN EDISON FILMS CORPORATION
                             a Delaware corporation

                  FIRST. The name of the corporation is Huntsman Edison Films Corporation, (hereinafter, the "Corporation").

                  SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The nature of the business of or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                  FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

                  FIFTH. The Board of Directors shall have concurrent power with the stockholders to make, alter, amend or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  SIXTH: The names and places of residence of the incorporators are as follows:

                 Names:                          Residence:
                 ------                          ----------
                 L.E. Grey                       Wilmington, Delaware
                 LH. Herman                      Wilmington, Delaware
                 S.M. Brown                      Wilmington, Delaware

                  SEVENTH. a) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that a director shall be liable to the extent provided by applicable law (i) for breach of the director's duly of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of the provisions of Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
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                  b) The Corporation shall have the power to indemnify any and all of its officers or directors, or former officers or directors, or any person who may serve or has served at its request as an officer or director of another corporation in which it owns shares of capital stock, to the full extent and in the manner permitted by applicable law. Such indemnification shall not be exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors, or otherwise.

                  EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

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